UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 1000, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2022, Duos Technologies Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company and one other accredited investor (the “Purchasers”).  Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 818,335 shares of common stock and 999 shares of a newly-authorized Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and the Company received aggregate proceeds of $3,454,003.  The common stock was sold at $3.00 a share and the Series D Preferred Stock was sold at $1,000 a share. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. Northland Securities, Inc. acted as Placement Agent and will receive fees in an amount up to 7% of the gross transaction amount.

Under the Purchase Agreement, the Company is required to hold a meeting of shareholders at the earliest practical date, but in no event later than 120 days after closing (or 150 days in the event of a review of the proxy statement by the Securities and Exchange Commission (the “SEC”)).  Nasdaq Marketplace Rule 5635(d) limits the number of shares of common stock (or securities that are convertible into common stock) issuable without shareholder approval.  The Company is required to obtain shareholder approval (the “Stockholder Approval”) in order to issue shares of common stock underlying the Series D Preferred Stock at a price less than the Minimum Price (as defined in the Rule).  As described below, the terms of the Series D Preferred Stock prohibit its convertibility until the Stockholder Approval is obtained.  If the Company does not obtain the Stockholder Approval at the first meeting, it is required to hold shareholder meetings every four months until the Stockholder Approval is obtained.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company shall file with the SEC a registration statement covering the resale by the Purchasers of the 818,335 shares of common stock issued as well as the shares of common stock into which the shares of Series D Preferred Stock are convertible.  Subject to certain conditions, the Company must cause the registration statement to be declared effective by 90 days after closing (or in the event of a full review by the SEC, by 120 days).  The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The forgoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents, forms of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuances of the shares of common stock and the Series D Preferred Stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for an exemption under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On September 28, 2022, the Company amended its Certificate of Incorporation by filing the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Florida, which authorized the Series D Preferred Stock with such preferences, rights and limitations as set forth in the Certificate of Designation.

General.  The Company’s Board of Directors has designated 4,000 shares as the Series D Preferred Stock.  Each share of the Series D Preferred Stock has a stated value of $1,000.

Voting Rights.  The holders of the Series D Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.  Each share of Series D Preferred Stock has the number of votes equal to the shares of common stock into which it is convertible; provided that in no event may a holder of Series D Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below).

Dividends.  There is no separate dividend payable on the Series D Preferred Stock but holders of Series D Preferred Stock shall be entitled to receive dividends on shares of Series D Preferred Stock equal (on an as-if-converted to common stock basis, without giving effect to the Beneficial Ownership Limitation) to and in the same form as dividends actually paid on shares of common stock.

Conversion.  Each share of Series D Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions).

Beneficial Ownership Limitation.  The Company shall not effect any conversion of the Series D Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion.  The Purchaser of the Series D Preferred Stock has elected to have the 19.99% Beneficial Ownership Limitation be applicable to its shares.

Issuance Restrictions.  Notwithstanding anything to the contrary in the Certificate of Designation, until the Company has obtained Stockholder Approval, the Company may not issue any shares of common stock upon the conversion of shares of Series D Preferred Stock.

Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to holders of the common stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure

On October 3, 2022, the Company issued a press release announcing the share issuances discussed above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated October 3, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: October 3, 2022	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer